Exhibit 10.13

— PARKSIDE TOWERS —

OFFICE LEASE AGREEMENT

BETWEEN

PARKSIDE TOWERS, L.P.,

AS LANDLORD

AND

GUIDEWIRE SOFTWARE, INC.,

AS TENANT

DATED AS OF

December 5, 2011

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Exhibits:

Exhibit A-1 – Diagram of Suite 700E Space	Exhibit G – Renewal Option

Exhibit A-2 – Diagram of Suite 800E Space	Exhibit H – Right of First Offer

Exhibit A-3 – Diagram of Suite 800W Space	Exhibit H-1 – Diagram of Suite 710E Space

Exhibit A-3(A) – Suite 800W Equipment	Exhibit H-2 – Diagram of Suite 500W Space

Exhibit A-3(B) – Excluded Equipment

Exhibit A-4 – Diagram of Suite 550W Space	Exhibit H-3 – Diagram of Suite 560W Space

Exhibit A-4(A) – Suite 550W Equipment	Exhibit H-4 – Diagram of Suite 700W Space

Exhibit B – Building Rules and Regulations	Exhibit I – Form of SNDA

Exhibit C – Additional Rent, Taxes, and Insurance	Exhibit J – Form Letter of Credit

Exhibit D – Tenant Finish Work: Tenant Performs	Exhibit K – Building Infrastructure Requirements
Tenant Improvements

Exhibit E – Form of Confirmation of Commencement Date	Exhibit L – Conduit & Raceway

Exhibit F – Form of Tenant Estoppel Certificate

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OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of December 5, 2011, by and between the Landlord and the Tenant hereinafter named.

BASIC LEASE INFORMATION

Landlord:	PARKSIDE TOWERS, L.P., a Delaware limited partnership (“Landlord”)

Tenant:	GUIDEWIRE SOFTWARE, INC., a Delaware corporation (“Tenant”)

Premises:

The Premises consist of approximately 97,674 rentable square feet in the following increments of space: (i) Suite 700E, containing approximately 18,442 rentable square feet on the 7th floor (the “Suite 700E Space”) as shown on Exhibit A-1 attached hereto, in the East Tower of the building commonly known as Parkside Towers (the “1051 Tower”), and whose street address is 1051 East Hillsdale Boulevard, Foster City, California, (ii) Suite 800E, containing approximately 35,435 rentable square feet on the 8th floor, in the 1051 Tower (the “Suite 800E Space”) as shown on Exhibit A-2 attached hereto, (iii) Suite 800W, containing approximately 28,031 rentable square feet on the 8th floor (the “Suite 800W Space”) as shown on Exhibit A-3 attached hereto, in the West Tower of the building commonly known as Parkside Towers (the “1001 Tower”), and whose street address is 1001 East Hillsdale Boulevard, Foster City, California, and (iv) Suite 550W containing approximately 15,766 rentable square feet on the 5th floor, in the 1001 Tower (the “Suite 550W Space”) as shown on Exhibit A-4 attached hereto. The term “Project” shall collectively refer to the Building, the land on which the 1001 Tower and the 1051 Tower are located (the “Land”), and the driveways, associated parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). As used herein, “Building” shall refer to both the 1051 Tower or the 1001 Tower.

Term:

Eighty-Four (84) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on July 31, 2019, subject to adjustment and earlier termination as provided in the Lease; provided that the Term may be extended, at Tenant’s option, as specifically provided in Exhibit G attached hereto.

Commencement Date:	August 1, 2012

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

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Period	Monthly Base Rent Rate Per Rentable Square Foot	Monthly Base Rent

8/1/12 – 11/30/12	$0.00	$0.00
12/1/12 – 7/31/13	$3.45	$336,975.30
8/1/13 – 7/31/14	$3.55	$347,084.56
8/1/14 – 7/31/15	$3.66	$357,497.96
8/1/15 – 7/31/16	$3.77	$368,222.01
8/1/16 – 7/31/17	$3.88	$379,268.67
8/1/17 – 7/31/18	$4.00	$390,646.73
8/1/18 – 7/31/19	$4.12	$402,366.13

Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Base Year:	2012

Letter of Credit:	$1,207,098.39, subject to reduction as provided in Section 6(c) below.

Tenant Improvements:	Landlord shall provide a construction allowance in the amount of $35.00 per rentable square foot of the Premises. See Exhibit D.

Permitted Use:	General office use, and for no other purpose whatsoever.

Tenant’s Proportionate Share:

24.44%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the number of rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 399,590 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Parking:

Tenant shall be entitled to use three hundred and twenty-two (322) unreserved parking spaces located within the Building’s three (3)-story secured parking garage (on floors 2 and 3 and on the basement level) based on a ratio of 3.3 spaces/1,000 rsf.

Initial Liability Insurance Amount:	$3,000,000 per occurrence; $5,000,000 annual aggregate; See Section 11.

Broker/Agent:	For Tenant: Cornish & Carey Commercial Newmark Knight Frank For Landlord: Cornish & Carey Commercial Newmark Knight Frank

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Tenant’s Address:	Prior to Commencement Date:		Following Commencement Date:
	2211 Bridgepointe Parkway		Suite 800W
	Suite 200		1051 East Hillsdale Boulevard,
	San Mateo, CA 94404		Foster City, CA 94404
	Attention:	Robert Donohue	Attention:	Robert Donohue

	Telephone:		Telephone:

Landlord’s Address:	For all Notices:		With a copy to:
	c/o Harvest Properties, Inc.		Invesco Real Estate
	6475 Christie Avenue, Suite 550		Three Galleria Tower, Suite 500
	Emeryville, CA 94608		13155 Noel Road
	Attention:	Parkside Towers	Dallas, TX 75240
		Property Manager	Attention:	Parkside Towers
	Telephone:	(510) 594-2050		Asset Manager
			Telephone:	(972) 715-7497

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. If any conflict exists between any Basic Lease Information and the following provisions of the Lease, then such following provisions of the Lease shall control.

LEASE PROVISIONS

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the foregoing Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roofs, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and the Building’s heating, ventilation and air conditioning (“HVAC”), life-safety, plumbing, electrical and mechanical systems and elevators; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, rules and regulations, all court orders, governmental directives and governmental orders and all interpretations of the foregoing including the Americans With Disabilities Act, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through or under Tenant; any subtenants claiming by, through or under Tenant; and any of their respective agents, contractors, employees and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information). Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises at all times, twenty-four (24) hours per day, every day of the year, subject to such after-Normal Business Hour security procedures as Landlord may reasonably require.

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3. Tender of Possession.

(a) Condition Precedent. The effectiveness of this Lease is conditioned upon Landlord entering into a binding lease termination agreement with the current tenant(s) in the Suite 800W Space and the Suite 550W Space upon terms and conditions acceptable to Landlord in its sole and absolute discretion. Landlord shall have the right, exercisable at any time prior to December 15, 2011, to notify Tenant in writing that such condition precedent has not been satisfied or waived. If the condition precedent has not been satisfied or waived by December 15, 2011, then this Lease shall be void and of no force or effect whatsoever.

(b) Estimated Delivery Date; Delay in Delivery. Landlord and Tenant presently anticipate that possession of each increment of the Premises will be tendered to Tenant in the condition required by this Lease on or about the subject Access Date (the “Estimated Delivery Date”). If Landlord is unable to tender possession of any increment of the Premises in such condition to Tenant by the applicable Estimated Delivery Date, then: (1) the validity of this Lease shall not be affected or impaired thereby; (2) Landlord shall not be in default hereunder or be liable for damages therefor; and (3) Tenant shall accept possession of the subject increment of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord has not tendered possession of the subject increment of the Premises to Tenant by: (X) February 1, 2012 (“800E/700E Late Delivery Date”) with respect to the Suite 800E Space and the Suite 700E Space, (Y) May 1, 2012 (“800W Late Delivery Date”) with respect to the Suite 800W Space, and (Z) June 1, 2012 (“550W Late Delivery Date”) with respect to the Suite 550W Space, in each case, subject to force majeure, then Tenant shall be entitled to: (A) one day of free Base Rent with respect to the subject increment of space for each day in the period commencing on the subject Late Delivery Date and ending on the date immediately preceding the date on which the subject increment of the Premises is tendered to Tenant, and (B) one additional day of free Base Rent with respect to the subject increment of space for each day in the period commencing on the date which is thirty (30) days following the subject Late Delivery Date and ending on the date immediately preceding the date on which the subject increment of the Premises is tendered to Tenant.

(c) Early Access. Landlord shall provide Tenant with early access to the Premises as follows: (i) with respect to the Suite 800E Space and the Suite 700E Space, on February 1, 2012 (the “First Access Date”), and (ii) with respect to the Suite 800W Space, on April 1, 2012 (the “Second Access Date”), and (iii) with respect to the Suite 550W Space, on May 1, 2012 (the “Third Access Date”). Such early occupancy shall be subject to all of the terms and conditions of this Lease, except for Tenant’s obligation to pay Base Rent (which obligation shall commence upon the Commencement Date). Such period of early occupancy shall commence on the subject Access Date and continue through the date immediately preceding the Commencement Date (“Early Occupancy Period”). During the Early Occupancy Period, Tenant may enter the subject increment(s) of the Premises for the purpose of constructing the Tenant’s Work (as defined in Exhibit D) within such increment(s) of the Premises, which Work shall be performed in accordance with the terms of Exhibit D attached hereto and installing telephones, electronic communication equipment, fixtures and furniture. The provisions of Section 8(a) below and of Section 11 below shall apply in full during the Early Occupancy Period, and Tenant shall (x) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (y) comply with all Laws applicable to such early entry work in the Premises.

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(d) Confirmation Letter. Upon Landlord’s written request following to the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted possession of the Premises; and (3) that, to Tenant’s knowledge, Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) Business Days of receipt thereof from Landlord shall be deemed to constitute Tenant’s agreement to the contents of such document.

(e) Premises “AS IS”. Subject to Section 3(g) below, Tenant acknowledges that: (i) it has been advised by Landlord, Landlord’s broker and Tenant’s broker to satisfy itself with respect to the condition of the Premises (including, without limitation, the Building’s Systems located therein, and the security and environmental aspects thereof) and the present and future suitability of the Premises for Tenant’s intended use; (ii) Tenant has made such inspection and investigation as to the Suite 700E Space and the Suite 800E Space, as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in its then “AS IS” condition, subject to all applicable Laws. Tenant shall have a period of ten (10) Business Days after Landlord makes the Suite 550W Space and the Suite 800W Space available for inspection to inspect such increments of the Premises. Within such ten (10)- Business Day period, Tenant shall notify Landlord of the results of such inspection including any punchlist items, and after verification of the need for same, Landlord shall promptly thereafter correct such items. Failure to provide such notice during such ten (10)-day period shall be deemed Tenant’s agreement that such increments of the Premises are acceptable.

(f) Furniture. Tenant shall be permitted to use: (i) the existing furniture and equipment located in the Suite 800W Space, as more specifically shown on Exhibit A-3(A) attached hereto, and (ii) the existing equipment located in the Suite 550W Space, as more specifically shown on Exhibit A-4(A) attached hereto (collectively, the “Furniture and Equipment”), in each case at no additional cost to Tenant. Landlord makes no representation or warranty regarding the suitability of the Furniture and Equipment for Tenant’s particular use and Tenant acknowledges that such use is strictly on an “AS IS” basis, without any representation or warranties, express or implied or statutory, of any kind whatsoever by Landlord and without recourse against Landlord. Upon the expiration of the Term, Tenant shall surrender the Furniture and Equipment to Landlord in the original condition received, ordinary wear and tear and damage due to Casualty (as defined in Section 15(a) below) excepted. Landlord shall promptly remove the furniture described in Exhibit A-3(B) attached hereto from the Suite 800W Space following the occurrence of the actual Second Access Date.

(g) Condition of Premises. Landlord warrants that each increment of the Premises shall be delivered to Tenant with all HVAC, lighting and plumbing systems intact and in good working condition. Landlord warrants that the Suite 550W Space shall be delivered with the server room operational including the dedicated AC and cabling in place and with the equipment set forth in Exhibit A-4(A) intact and in good working condition. The foregoing warranties shall apply to each increment of the Premises for a period of thirty (30) days following the subject Access Date (each, a “Warranty Period”) with respect to the subject

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increment of the Premises. Landlord shall repair any defective or malfunctioning component of such systems of which Landlord has received written notice from Tenant describing the failure or malfunction within the subject Warranty Period.

4. Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. One monthly installment of Base Rent shall be payable contemporaneously with the execution and delivery of this Lease by Tenant and shall be credited against Base Rent due for the month of December 2012; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on January 1, 2013. The monthly Base Rent for any partial month at the end of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5. Delinquent Payment; Handling Charges. All past due payments (other than late charges) required of Tenant hereunder shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but may be charged with respect to any subsequent occurrence) during any twelve (12)-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Security Deposit; Letter of Credit.

(a) Security Deposit. In the event that Landlord draws down on the Letter of Credit (as defined below), the cash proceeds shall be treated as a “Security Deposit” hereunder. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other

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amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit.

(b) Letter of Credit.

(i) Tenant acknowledges that Landlord is unwilling to execute this Lease unless Tenant provides Landlord with additional security for Tenant’s obligations under the Lease. Therefore, Tenant shall deliver to Landlord, within five (5) Business Days following the date on which Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) which shall (1) be addressed to Landlord, (2) be in the form attached hereto as Exhibit J, (3) be issued by a federally insured financial institution which is acceptable to Landlord in Landlord’s sole discretion, with minimum assets of Ten Billion Dollars ($10,000,000,000.00) (the “Minimum Assets”), upon which presentment may be made in the City of San Francisco, California, (4) be in an amount equal to $1,207,098.39 (the “Minimum Amount”), (5) allow for partial and multiple draws thereunder, and (6) have an expiration date not earlier than sixty (60) days after the scheduled Term expiration date (as the same may be extended) or in the alternative, have a term of not less than one (1) year and be automatically renewable for additional one (1) year periods unless, on or before the date sixty (60) days prior to the expiration of the term of such Letter of Credit, the issuer of such Letter of Credit gives notice to Landlord of its election not to renew such Letter of Credit for any additional period pursuant thereto. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord to the assignee without charge to Landlord or approval of the issuer. The Letter of Credit shall provide for same day payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with Landlord’s certificate certifying that the requested sum is due and payable from Tenant and Tenant has failed to pay, and with no other conditions. Notwithstanding the foregoing, Landlord hereby preapproves Silicon Valley Bank as the issuer of the Letter of Credit.

(ii) Tenant shall, on or before the date which is sixty (60) days prior to the expiration of the Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing requirements in lieu of the Letter of Credit then being held by Landlord. If the issuer of such existing or new Letter of Credit provides notice of its election to not renew such Letter of Credit for any additional period, Tenant shall be required to deliver a new Letter of Credit on or before the date which is sixty (60) days prior to the expiration of the term of the Letter of Credit then being held by Landlord. If neither a new Letter of Credit nor a renewal of the Letter of Credit is timely delivered to Landlord, then Landlord may (without prejudicing any other right or remedy available to Landlord) draw down the entire Letter of Credit and, until Tenant delivers to Landlord the new Letter of Credit as required by this paragraph, hold the drawn cash as a Security Deposit pursuant to the terms of Section 6(a) above.

(iii) The Letter of Credit shall be replaced by a new Letter of Credit if the issuing financial institution: (a) has assets which fall below the Minimum Assets; (b) enters

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into any form of regulatory or governmental proceeding, including without limitation any receivership instituted or commenced by the Federal Deposit Insurance Corporation (the “FDIC”); (c) is otherwise declared insolvent, is downgraded by the FDIC, is determined to be less than well capitalized by the appropriate Federal banking agency under the prompt corrective action rules of the FDIC, or closes for any reason; (d) is removed from Landlord’s list of approved financial institutions, in Landlord’s sole discretion; or (e) in any manner communicates (including without limitation communications sent by or on behalf of the FDIC) its unwillingness to honor the terms of the Letter of Credit; provided, however, Landlord agrees that so long as Silicon Valley Bank: (x) remains a federally insured financial institution with minimum assets equal to at least 90% of the value of its minimum assets as of the date of this Lease, and (y) does not meet any of the criteria set forth in clauses (b), (c) or (e) of this subsection 6(b)(iii), then Tenant shall not be required to replace Silicon Valley Bank as the issuer of the Letter of Credit. If Tenant fails to deliver to Landlord the replacement Letter of Credit within ten (10) Business Days following Landlord’s written demand for same, Landlord shall be entitled to draw down the entire Letter of Credit and, until Tenant delivers to Landlord the replacement Letter of Credit as required by this paragraph, hold the drawn cash as a Security Deposit pursuant to the terms of Section 6(a) above.

(iv) In the event that either: (A) Tenant is in default under the terms and provisions of the Lease after any applicable notice and/or cure periods, or (B) a Bankruptcy Event has occurred, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant: (1) to make a partial draw upon said Letter of Credit (and/or Additional Letter of Credit, as defined below, as the case may be) (a) in an amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, and Landlord exercises any rights and remedies Landlord may have on account of such default, in an amount which, in Landlord’s reasonable opinion, is necessary to satisfy Tenant’s liability on account thereof; or (2) to draw down the entire amount of such Letter of Credit (and/or Additional Letter of Credit) at such time; and any such amounts received by Landlord shall be held by Landlord (and need not be segregated or accrue interest unless otherwise required by Law) and applied in accordance with this Lease in the same manner as a Security Deposit. As used herein, a “Bankruptcy Event” shall mean the occurrence of any of the following: (w) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (x) an involuntary petition has been filed against Tenant under any chapter of the Bankruptcy Code, or (y) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (z) Tenant executes an assignment for the benefit of creditors.

(v) Following a draw by Landlord on the Letter of Credit, at Landlord’s election the Letter of Credit shall: (a) be replaced by Tenant within fifteen (15) Business Days after written notice from Landlord by a new Letter of Credit in the Minimum Amount less any cash amount which Landlord has drawn but retains as a Security Deposit, in which event the Letter of Credit then held by Landlord shall be terminated; or (b) be augmented by Tenant within ten (10) Business Days after written notice from Landlord by an additional Letter of Credit in the amount of a partial draw (the “Additional Letter of Credit”) less any cash amount which Landlord has drawn but retains as a Security Deposit,”) subject to the requirements set forth above, in which event the Letter of Credit then held by Landlord and the Additional Letter of Credit shall both be held by Landlord.

(vi) In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit and/or the

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Additional Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to Tenant’s default under the Lease. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw upon said Letter of Credit (and/or Additional Letter of Credit) including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from making such draw. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies Landlord may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach (including without limitation recovery of Landlord’s reasonable attorneys’ fees and court costs).

(vii) Without limiting the import of the preceding paragraphs, Tenant agrees that in the event that Tenant fails timely to deliver to Landlord a replacement letter of credit when required hereunder, then Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down the entire Letter of Credit (and/or Additional Letter(s) of Credit) and to hold the proceeds thereof as a Security Deposit pursuant to the terms of Section 6(a) above.

(viii) Upon request of Landlord or any (prospective) purchaser or mortgagee of the Project, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner and/or mortgagee of the Project.

(ix) To the extent that Landlord has not previously drawn upon any Letter of Credit or Additional Letter of Credit held by Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the expiration date of the Lease, Landlord shall return such Letter(s) of Credit to Tenant in the same manner provided for the return of the Security Deposit under Section 6(a) above.

(x) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

(xi) Landlord and Tenant (a) agree that the Letter of Credit shall in no event be deemed or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, (b) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and the Laws applicable to security deposits shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now have or, in the future will have, relating to or arising from the Laws applicable to security deposits.

(c) Reduction in Letter of Credit. Notwithstanding the foregoing provisions of this Section 6 to the contrary, provided that: (A) Tenant has not been late in the payment of any rent due under the Lease during the immediately preceding twelve (12)-month period more than twice, (B) no Event of Default by Tenant under this Lease has occurred and is still continuing as of the effective date of reduction, and (C) Tenant has achieved a net income (excluding stock-based compensation) equal to or greater than $10,000,000 in each of the two

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(2) immediately preceding fiscal years as evidenced by Tenant’s most current financial statements which shall be either: (i) audited financial statements, or (ii) unaudited financial statements certified to be true and correct by a senior officer of Tenant, then Tenant shall be permitted to decrease the Letter of Credit as follows: (x) as of the commencement of the twenty-fifth (25th) Lease Month of the Term of this Lease, the amount of the Letter of Credit may be reduced to $804,732.26, and (y) as of the commencement of the thirty-sixth (36th) Lease Month of the Term of this Lease, the amount of the Letter of Credit may be reduced to $402,366.13. Upon Landlord’s receipt of any replacement or amended Letter of Credit which is in the amount of the remaining balance set forth above, and which in all other respects is in conformance with the Letter of Credit requirements described in this Section 6, Landlord shall promptly return to Tenant the Letter of Credit being replaced. Notwithstanding the foregoing, in no event shall any such reduction be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. Moreover, if an Event of Default with respect to the payment of Base Rent or Additional Rent, Taxes and Insurance occurs then Tenant shall be required to restore the Letter of Credit to the originally required amount of $1,207,098.39.

7. Services; Utilities; Common Areas.

(a) Services. Landlord shall use all reasonable efforts to furnish to Tenant: (i) water at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for the Building so long as such standards are consistent with those of comparable office buildings located in the same geographic area as the Premises; (iii) janitorial service to the Premises on weekdays, other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-Normal Business Hours, during repairs, and on Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current for equipment whose electrical energy consumption does not exceed normal office usage. If Tenant desires any of the services specified in Section 7(a)(ii) (“HVAC Services”) at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such HVAC Services at the after hours HVAC rate (the “After Hours HVAC Rate”) within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The After Hours HVAC Rate shall be equal to the costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours and shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering and maintenance reasonably allocated by Landlord to providing such service. Landlord’s current prevailing After Hours HVAC Rate is $75.00 per hour per floor. Such rate shall be subject to increase during the Term in the event of actual increases in the costs incurred by Landlord to provide the HVAC Services after Normal Business Hours.

(b) Excess Utility Use. To the extent available in Landlord’s sole discretion, Landlord shall make available to Tenant 90 tons of HVAC capacity for the Premises (the “Additional HVAC Capacity”). If Landlord determines that such capacity is not available, then Tenant may elect as part of the Tenant’s Work to install supplemental roof-top HVAC to service the Premises. Should Tenant elect to install a dedicated HVAC unit for the Premises or if Landlord makes the Additional HVAC Capacity available to Tenant, Tenant shall be solely responsible for all associated installation costs and maintenance and utility costs. In each such

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event, Tenant must install an emon demon unit or a watt watcher, at Tenant’s sole cost and expense, to monitor Tenant’s electrical and water usage and, if applicable, any other equipment specific to Tenant’s operations that runs on a 24 hour/day, 7 day/week basis (or other basis which results in over-standard utilization) and/or with respect to Tenant’s usage of the Additional HVAC Capacity. Tenant shall be billed monthly for such charges which shall be due and payable within thirty (30) days of receipt of Landlord’s billing therefor. Other than as set forth in Exhibit K, Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), and following delivery of written notice to Tenant and Tenant’s continued excess energy consumption, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may, following delivery of notice to Tenant and Tenant’s failure to cease overloading such utility within ten (10) days following receipt of written notice from Landlord, install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder.

(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project intended for the common use of all tenants, including among other facilities (as such may be applicable to the Project), the ground floor lobbies, elevator lobbies and hallways on multi-tenant floors, meeting rooms (if any), fitness center, public toilets, parking areas (both inside the Building and surface parking), driveways and alleys,

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loading areas, landscaping, curbs, sidewalks, parks, malls and promenades, lighting facilities, fountains and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Project which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roofs of the Building are not literally part of the Common Area, it will be deemed to be so included for purposes of: (1) Landlord’s ability to prescribe rules and regulations regarding same; and (2) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project provided such change does not materially interfere with Tenant’s use of or access to the Premises. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building, which areas may be elevated, surface or underground. Tenant, its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roofs) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building, and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area;

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; and

(iii) With regard to the roofs of the Building, use of the roofs is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord; provided, however, Tenant may use the roof to the extent necessary for the installation and operation of the dedicated HVAC unit described above.

(d) Parking. Tenant and its employees may use the number of parking spaces allocated to it in the Basic Lease Information, subject to such rules, regulations and procedures as may be reasonably promulgated by Landlord from time to time with respect to such parking privileges. Surface parking at the Project shall be restricted to patrons of the ground floor retail establishments. There shall be no charge to Tenant for such parking privileges during the Term of the Lease (including any renewals thereof). Tenant shall use reasonable efforts to ensure that its employees comply with Landlord’s parking rules, regulations and procedures in effect from time to time.

8. Alterations; Repairs; Maintenance; Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent

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of Landlord, which consent shall not be unreasonably withheld, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess of One Hundred Thousand Dollars ($100,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior, cosmetic Alterations to the Premises if said Alterations do not in any way affect the Building’s Structure or Building’s Systems, do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any calendar year, and Tenant is not required by applicable Law to obtain a permit to perform the Alteration (each, a “Cosmetic Alteration”). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within thirty (30) days after the rendition of a bill for all of Landlord’s actual and reasonable out-of-pocket costs incurred in connection with any Alterations, including all management, engineering and outside consulting fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor reasonably approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than the expiration date of this Lease or any earlier termination date hereof), remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. Notwithstanding the foregoing, upon Tenant’s written request at the time it seeks Landlord’s consent to an Alteration, Landlord agrees to indicate in writing whether it will require such Alteration to be removed upon the expiration or earlier termination of the Lease. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all applicable Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security reasonably satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible

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for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition make-up suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; and (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) the structural elements of the Building; (2) the standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) the Common Areas; (4) the roofs of the Building; (5) the exterior windows of the Building; and (6) the elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant or Landlord’s discovery of the need for such repairs. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice therefor, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to Landlord’s rights and obligations under the Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import.

(ii) Tenant’s Self Help. If Landlord fails to make any repairs or to perform any maintenance required of Landlord pursuant to the terms of the Lease and within Landlord’s reasonable control, and such failure shall persist for an unreasonable time (not less than thirty (30) days except in the event of an Emergency [as defined below]) after Tenant’s written notice to Landlord of the need for such repairs or maintenance (the “Initial Repair Notice”) and unless Landlord has commenced such repairs or maintenance during such period and is diligently pursuing the same, Tenant may (but shall not be required to) following a second written notice (which notice shall have a heading in at least 14-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”) and Landlord’s failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Tenant’s repairs and Alterations and Landlord shall reimburse Tenant in an amount not to exceed $100,000.00 for the reasonable costs and expenses therefor within thirty (30) days after Landlord’s receipt of appropriate invoices and back-up documentation. Notwithstanding the foregoing, in the event of an Emergency, which is defined as an event which poses the threat of imminent, severe damage to Tenant’s customers or employees or Tenant’s personal property, then Tenant may pursue such repairs if Tenant is unable to notify

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Landlord of such Emergency condition after using diligent efforts to notify Landlord, provided that the reasonable cost of such repairs does not exceed $100,000.00. All work performed by Tenant or its agents in accordance with this Section 8(b)(ii) must be performed: (x) at a reasonable cost and rate, and (y) so as to minimize interference with the rights of other tenants to use their premises in the Project. The rights set forth in this Section 8(b)(ii) are personal to Guidewire Software, Inc. and any Permitted Transferee (as defined in Section 10(h) below).

(iii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or the Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord reserves the right to perform any of the foregoing maintenance or repair obligations, all at Tenant’s expense. In all events, Landlord reserves the right to require that Tenant’s repair and maintenance obligations be performed by a contractor approved by Landlord, such approval not to be unreasonably withheld. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), then Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roofs, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Without limiting the generality of the foregoing, Tenant shall adopt and implement the following guidelines: (A) report any maintenance problems involving water, moist conditions or mold to the property manager for the Project (the “Property Manager”) promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth; (B) do not block or inhibit the flow of return or make-up air into the HVAC system; (C) to the

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extent within Tenant’s reasonable control, maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s reasonable instructions; (D) promptly clean up any liquid spills in the Premises to prevent or correct moist conditions; and (E) maintain water in all drain taps at all times. Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgment by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

(iv) Performance of Work. Other than in connection with Cosmetic Alterations, all work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld; provided, however, with respect to Cosmetic Alterations, Tenant shall not use any contractor or subcontractor which Landlord has previously disapproved or has notified Tenant that Landlord would disapprove. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $2,000,000 ($1,000,000 of which may be in excess umbrella coverage) naming Landlord, Invesco Advisers, Inc. (“Invesco”), Harvest Properties, Inc. (“Harvest”) and the Property Manager as additional insureds; (ii) workers’ compensation insurance in amounts required by statute; and (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor reasonably approved by Landlord. All work affecting the roofs of the Building must be performed by Landlord’s roofing contractor or a contractor reasonably approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so

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paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its Property Manager, Invesco, Harvest, any subsidiary or affiliate of all of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(d) Signs. Landlord shall, at Tenant’s sole cost and expense, provide Tenant with Building standard signage at: (A) the entrance to each separate increment of the Premises, (B) in the elevator lobby on each of the seventh and eighth floors of the 1051 Tower, (C) in the elevator lobby on each of the fifth and eighth floors of the 1001 Tower, (D) one directory strip on the 1001 Tower directory, and (E) one directory strip on the 1051 Tower directory. Tenant shall not place or permit to be placed any signs upon: (i) the roofs or exterior walls of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be reasonably designated by Landlord, and complies with the sign criteria reasonably promulgated by Landlord from time to time. In addition, so long as Tenant is occupying both the Suite 800E Space and the Suite 800W Space and is not in default under the Lease, Tenant shall have the right to install identity signage on the exterior of the 1051 Building (the “Exterior Sign”), subject to the following: (i) the Exterior Sign shall comply with all applicable Laws, (ii) the Exterior Sign shall be in a size and location designated by Landlord; (iii) following the installation of the Exterior Sign, Tenant shall pay Landlord a monthly signage fee in the amount of $3,500.00 per month commencing on the date the Exterior Sign is installed, which shall be payable on the first day of each calendar month throughout the remaining Term together with payments of Base Rent; (iv) Tenant shall, at Tenant’s sole cost and expense, maintain the Exterior Sign in good condition; and (v) upon the expiration or earlier termination of this Lease, Tenant shall remove, at its sole cost and expense, the Exterior Sign and shall repair any damage caused by such removal. The right to install the Exterior Sign shall be personal to Guidewire Software, Inc. and if either: (x) this Lease is assigned, or (y) Guidewire Software, Inc. is no longer occupying the entirety of the Suite 800E Space and the Suite 800W Space, or (z) Tenant fails to install the Exterior Sign during the first twenty-four (24) months of the Term (“Signage Installment Period”), then Tenant shall no longer have the right to the Exterior Sign and if previously installed, shall remove same within five (5) Business Days of receipt of written notice requiring such removal and shall repair any damage caused by such removal. Notwithstanding the foregoing, the Signage Installment Period shall not be deemed to have

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elapsed until Landlord has delivered written notice to Tenant that Landlord is exercising its right to take back the Exterior Sign rights unless (A) within ten (10) days following receipt of such notice, Tenant notifies Landlord that Tenant intends to install the Exterior Sign, and (B) Tenant does install the Exterior Sign within one hundred and twenty (120) days following delivery of such notice to Landlord. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be reasonably promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus ten percent (10%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice therefor.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to and occupancy of the Premises, and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed one person for each one hundred and fifty (150) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, its agents, employees, representatives or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered

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Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amounts shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under the Lease beyond any applicable notice and cure period and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; (4) will not use the Premises or the Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (5) is not a governmental entity or subdivision or agency thereof; (6) is not another occupant of the Building, provided that Landlord has comparable vacant space in the Building to offer to such other occupant; provided, however that if such other occupant is located on the same floor as any increment of the Premises, then Landlord shall not withhold consent to a Transfer to such same floor occupant solely on the basis that such transferee is an occupant of the Building; and (7) is not a person or entity with whom Landlord is then, or has been within the three (3)-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, or any Affiliate of any such person or entity, provided that Landlord has comparable vacant space in the Building to offer to such other person or entity (all of the foregoing Section 10(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent); otherwise, Landlord may withhold its consent in its sole discretion. Landlord shall have no obligation to consent to any requested Transfer if Tenant is then in default under this Lease beyond any applicable notice and cure period.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) Business Days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also

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reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer per the terms of the transfer document. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and with respect to an assignment of this Lease, the assignee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent due hereunder. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Subject to Section 10(f) below, it is understood and agreed that all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Additional Compensation. Tenant shall pay to Landlord, within thirty (30) days following receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following costs and expenses for such Transfer: (1) brokerage

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commissions (not to exceed commissions typically paid in the market at the time of such Transfer) and reasonable attorneys’ fees; and (2) the actual costs paid in making any improvements in the Premises required by any Transfer.

(g) Permitted Transfer. Notwithstanding Section 10(a), Tenant may Transfer its interest in this Lease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than $5,000,000; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than $5,000,000.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Project. No later than five (5) Business Days prior to the effective date of any Permitted Transfer (provided Tenant is not prohibited by Law or any non-disclosure agreement), Tenant agrees to furnish Landlord with (A) a copy of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to such Permitted Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

(h) Waiver. Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.

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11. Insurance; Waivers; Subrogation; Indemnity.

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance of not less than $3,000,000 per occurrence, with an annual aggregate limit of not less than $5,000,000, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, and adding Landlord, Landlord’s Property Manager, Invesco and Harvest as additional insureds against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20 26 11 85 (or another equivalent form approved in writing by Landlord); (B) if Tenant utilizes motor vehicles in the operation of its business in the Premises, Automobile Liability covering any owned, non-owned, leased, rented or borrowed vehicles of Tenant with limits no less than $1,000,000 combined single limit for property damage and bodily injury; (C) All Risk Property insurance covering the full value of all Alterations in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (D) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (E) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (F) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than $1,000,000; (G) business interruption insurance in an amount that will reimburse Tenant for loss of earnings attributable to all perils insured against under Section 11(a)(C) or attributable to the prevention of access to the Building or the Premises; (H) in the event Tenant performs any Alterations or repairs in, on or to the Premises and for the duration of the construction of Alterations, Builder’s Risk Insurance on an All Risk basis on a completed value (non-reporting) form, or by endorsement including such coverage pursuant to Section 11(a)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (I) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time so long as such types and amounts are consistent with the types and amounts then being required by prudent, institutional property owners of comparable office building projects in the same geographic area as the Project. Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 11 85 (or another equivalent form approved in writing by

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Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall reasonably attempt to obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the State of California and with a Best’s rating of A:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, following ten (10) days written notice to Tenant, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (as such term is defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker’s compensation (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11(c), and except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence in the Premises during the Term (or after the expiration of the Term if Tenant holds over), the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease. The indemnities set forth in this Section 11(d) shall survive the expiration or earlier termination of this Lease and shall not terminate or be

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waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its reasonable discretion.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subject and subordinate to any deed of trust, mortgage or other security instrument (each, as renewed, modified and/or extended from time to time, a “Mortgage”), or any ground lease, master lease or primary lease (each, as renewed, modified and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section 12 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) Business Days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease; provided such forms do not increase Tenant’s obligations or diminish Tenant’s rights or privileges set forth herein. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future Mortgage and/or Primary Lease, Landlord’s Mortgagee shall execute and deliver to Tenant a non-disturbance agreement on such Mortgagee’s standard form (a “Non-Disturbance Agreement”). Within thirty (30) days following the full execution and delivery of this Lease, Landlord shall use commercially reasonable efforts to provide Tenant with a Non-Disturbance Agreement in the form attached hereto as Exhibit I executed and delivered by Metropolitan Life Insurance Company (the “Existing Landlord’s Mortgagee”); provided, however, that Landlord’s failure to obtain such Non-Disturbance Agreement shall not void this Lease. Landlord represents and warrants to Tenant that there are no present Mortgages or Primary Leases other than the existing Mortgage held by the Existing Landlord’s Mortgagee.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request provided such agreement does not increase Tenant’s obligations or diminish Tenant’s rights or privileges set forth herein.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

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(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit B. Landlord may, from time to time, rescind, change and/or augment such rules and regulations for the safety, care or cleanliness of the Project, provided that such modifications are applicable to all tenants of the Project, are reasonable, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. In the event of a conflict between this Lease and the rules and regulations, this Lease shall control. All approvals or determinations by Landlord as set forth in the rules and regulations shall be reasonable.

14.	Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the

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proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

(e) Repair. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Premises and Building; provided, however, that Landlord shall only be required to reconstruct Building-standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.

(f) Waiver. The rights contained in this Section 14 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Landlord and Tenant each waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred forty (240) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as reasonably estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the

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Damage Notice has been delivered to Tenant (provided that Landlord elects to terminate the all or substantially all similarly situated tenants in the Project).

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than Building-standard leasehold improvements Landlord shall not be required to repair or replace any Alterations within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question plus the amount of any deductibles. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies to the extent providing coverage for all Alterations in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Project is damaged by Casualty, Rent for the portion of the Premises rendered untenantable or inaccessible by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(f) Casualty During Last Year of Term. In the event that a Casualty occurs during the last twelve (12) months of the Term, and the damage to the Premises resulting from such Casualty cannot be repaired within ninety (90) days from the date of such Casualty, then either party may terminate this Lease by written notice to the other party delivered within thirty (30) days following delivery of the Damage Notice; provided however, if Tenant exercises its option to extend the Term of this Lease (if any remains) within ten (10) Business Days from receipt of Landlord’s termination notice, then such termination shall not be effective.

(g) Waiver. The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or the Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

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17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within three (3) Business Days after Tenant’s receipt of Landlord’s written notice that the same is due; provided, however, Landlord shall not be obligated to provide written notice of monetary default more than twice in any calendar year, and each subsequent monetary default shall be an Event of Default if not received within three (3) Business Days after the same is due; provided further, such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure;

(b) Abandonment. Tenant abandons the Premises, abandonment being defined as Tenant’s vacation of the Premises for a period of fourteen (14) or more consecutive days and failure to meet one (1) or more lease obligations;

(c) Estoppel/Financial Statement. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q), and such failure shall continue for five (5) Business Days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a), subject to the cure period set forth in Section 11(a);

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

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18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including all amounts due under Section 19(a); plus

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Any sums due under the foregoing Section 18(b)(3) shall be calculated and due monthly. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. If and to the extent required by applicable Law,

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Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Continue Lease in Effect. In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations);

(d) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(e) Attorneys’ Fees. If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including

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brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the State of California shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d) No Designation. To the extent allowed by Law, if Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

(e) No Counterclaims. To the extent allowed by Law, Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

20. Intentionally Deleted.

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver the Premises to Landlord with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises by Tenant or any Tenant Party during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, (ii) remove any Alterations installed in the Premises in accordance with the provisions of Section 8(a) provided that Tenant shall have no obligation to remove any dedicated HVAC existing as of the date this Lease was fully executed by Landlord and Tenant, and (iii) deliver to Landlord all keys to the Premises. Tenant shall remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Project by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant

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shall (not later than the expiration date or earlier termination of the Lease) remove such trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty percent (120%) of the Base Rent payable during the last month of the Term.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate, to perform maintenance and repairs, and to make inspections, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Project or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, doorways, corridors, elevators, stairs, restrooms or other public parts of the Building;

(b) Access Control. To take such reasonable access control measures as Landlord deems advisable (provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that all such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

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(c) Repairs and Maintenance. To enter the Premises upon not less than twenty-four (24) hours* advance notice (which notice may be written or oral) to perform Landlord’s repair and maintenance obligations and rights under the Lease, provided, however, no advance notice shall be required for the performance of routine janitorial and maintenance; and

(d) Prospective Purchasers and Lenders. To enter the Premises upon forty-eight (48) hours* advance notice (which notice may be written or oral) to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last nine (9) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises upon forty-eight (48) hours* advance notice (which notice may be written or oral) to show the Premises to prospective tenants; provided, however, that during the last six (6) months of the Term, only twenty-four (24) hours* advance notice (which notice may be written or oral) shall be required.

(f) Premises Access. Landlord shall retain a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.

24. Intentionally Deleted.

25. Hazardous Materials.

(a) During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for: (i) limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws, and (ii) a limited quantity of diesel fuel necessary for the operation of the Backup Generator (as defined in Exhibit D) and used and stored in compliance with all applicable Environmental Laws. Notwithstanding anything to the contrary contained herein, however, under no circumstances may Tenant permit any generation, use, treatment, storage, handling, release or disposal of such diesel fuel in a

*	Provided in all instances if such advance notice is delivered on a Saturday or Sunday, such notice shall not be deemed delivered until 8:00 am on the immediately following Monday.

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manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials or in violation of any Environmental Laws.

(c) At any time and from time to time during the Term of this Lease, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises upon not less than forty-eight (48) hours prior notice and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. If such assessment report indicates the presence of Hazardous Materials in violation of this Section 25 caused or permitted by Tenant or any Tenant Party, then such report shall be at Tenant’s sole cost and expense and the cost of such assessment shall be due and payable within thirty (30) days of receipt of an invoice therefor.

(d) Tenant will promptly advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e) Tenant will not change or permit to be changed the Permitted Use of the Premises.

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the

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maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) (a) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; and (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or the Project shall be limited to Tenant’s actual direct, but not consequential (or other speculative), damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any

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deficiency. For purposes of this Section 26(b), “the interest of Landlord in the Project” shall include the unencumbered rents or other income from the Project received by Landlord. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligations pursuant to Exhibit D hereto, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant other than Tenant’s broker set forth in the Basic Lease Information (“Tenant’s Broker”) as a result of Landlord’s Broker failing to pay Tenant’s Broker a commission pursuant to a separate written agreement between Landlord’s Broker and Tenant’s Broker. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Landlord. The foregoing indemnities shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) Business Days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing, shall be addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested; (2) hand delivered; or (3) sent by a nationally recognized overnight courier service providing a delivery receipt. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

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(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party hereto unless such waiver is in writing signed by the other party hereto, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party hereto to insist upon the performance by the other party in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m) Waiver of Jury Trial. IN GRAFTON PARTNERS L.P. V. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE MAY ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. LANDLORD

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AND TENANT AGREE TO TAKE ALL FURTHER ACTION REQUIRED TO EFFECTUATE THEIR WAIVER UNDER SUCH LEGISLATION, INCLUDING EXECUTING ADDITIONAL DOCUMENTS SATISFYING ALL REQUIREMENTS THEREOF. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Section 26(m) and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Project; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12)-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Project or an Event of Default occurs.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation

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and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s reasonable policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, provided Tenant may disclose this Lease (1) to any prospective purchasers of Tenant; (2) to Tenant’s Affiliates; (3) to Tenant’s advisors and consultants; (4) in litigation between Landlord and Tenant; (5) to a prospective assignee or subtenant; (6) if required by Law or a court order; and (7) in any S-1 or 10K Filing. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the State of California, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord (if a corporation, partnership or other business entity) hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the State of California, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v) Incorporation of Exhibits. All exhibits attached hereto are incorporated herein by this reference.

27. USA Patriot Act and Anti-Terrorism Laws.

(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or

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controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above.

(c) At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten (10) Business Days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 27.

28. Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[Remainder of Page Intentionally Left Blank]

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	PARKSIDE TOWERS, L.P.,
a Delaware limited partnership

	By:	Harvest Parkside Investors, LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Thomas Wagner
		Name:	Thomas Wagner
		Title:	Vice President
Execution Date: 12/9, 2011

TENANT:	GUIDEWIRE SOFTWARE, INC.,
a Delaware corporation

	By:	/s/ Marcus Ryu
	Name:	Marcus Ryu
	Title:	CEO

	By:	/s/ Karen Blasing
	Name:	Karen Blasing
	Title:	Chief Financial Officer
Execution Date: Dec. 6, 2011

[If Tenant is a corporation, Tenant should have one officer from each of the following categories sign for Tenant: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Lease is returned accompanied by a corporate resolution identifying a single authorized signatory).]

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EXHIBIT A-1

DIAGRAM OF SUITE 700E SPACE

EXHIBIT A-2

DIAGRAM OF SUITE 800E SPACE

EXHIBIT A-3

DIAGRAM OF SUITE 800W SPACE

EXHIBIT A-3(A)

SUITE 800W SPACE FURNITURE

1.	Room #803 – All Furniture

2.	Room #805 – All Furniture

3.	Room #806 – 1 conference room table, 18 chairs

4.	Room #807 – All Furniture

5.	Room #808 – 1 conference room table, 10 chairs

6.	Room #809 – 1 conference room table, 10 chairs

7.	Room #814 – All Furniture

8.	Room #815 – 1 Executive Desk, 1 chair

9.	Room #818 – 1 Executive Desk, 1 chair

10.	Room #819 – All Furniture

11.	Room #820 – 1 Desk, 1 Table, 4 chairs

12.	Room #823 – 1 conference room table, 10 chairs

13.	Room #824 – 1 conference room table, 10 chairs

14.	Room #825 – 1 conference room table, 8 chairs

15.	Room #827 – 1 conference room table, 8 chairs

16.	Room #836 – Server equipment as follows:

•	TWO (2) 7 1/2 TON DEDICATED AC UNITS

•	SERVER ROOM RACKS

•	CABLING (FUNCTIONALLY REMOVED FROM FURNITURE SYSTEMS AND NOT CUT)

•	SECURITY SYSTEM

•	TRANSFORMER IN THE ROOM

17.	Room #845 – 4 Break room tables, 16 chairs

18.	All task chairs located in Suite 800W

A-3(A)

EXHIBIT A-3(B)

EXCLUDED SUITE 800W SPACE FURNITURE

All Existing Cubicles to be removed by Landlord. Cabling to cubicles functionally removed and not cut.

A-3(B)

EXHIBIT A-4

DIAGRAM OF SUITE 550W SPACE

EXHIBIT A-4(A)

SUITE 550W SPACE FURNITURE

•	19 TON DEDICATED AC UNIT

•	SERVER ROOM RACKS

•	CABLING (FUNCTIONALLY REMOVED FROM FURNITURE SYSTEMS AND NOT CUT)

•	SECURITY SYSTEM

•	UPS BATTERY SYSTEM

A-4(A)

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Project (including the parking facilities associated therewith), and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant shall be permitted to install, at Tenant’s sole cost, a security card access system to the Premises. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Upon Lease termination, Tenant shall surrender to Landlord all keys to the Premises.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobbies shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Prearrangements with Landlord shall be made regarding the time, method and routing of such movement. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord, which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, lobbies, elevator shafts or stairways. No birds or animals (other than guide animals) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees. No cooking shall be done in the Premises except in connection with convenience lunchroom or beverage service for employees and business invitees (on a non-commercial basis) in a manner that complies with this Lease and applicable Law.

12. Tenant shall not conduct any activity on or about the Premises or the Building that is disreputable or which may draw pickets, demonstrators, or the like.

13. Canvassing, soliciting or peddling in or about the Premises or the Project is prohibited and Tenant shall cooperate to prevent same.

14. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Property Manager.

15. Tenant shall not mark, drive nails, saw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except for hanging artwork or other decorations.

16. Tenant shall not employ any person for the purpose of cleaning the Premises other than the Building’s cleaning and maintenance personnel.

17. Tenant shall not tamper with or adjust temperature control thermostats in the Premises.

18. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

19. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Premises. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant shall comply with the Building’s recycling program in effect from time to time.

21. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.

22. Tenant shall not use in the Premises any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

23. Tenant and its employees may use the Building fitness center at its and their sole risk during such hours as such fitness center may be open and subject to Landlord’s rules, regulations and procedures in effect from time to time. Landlord shall have the right to close the fitness center at any time, so long as showers are provided for employees of tenants (other than temporary closure of such showers due to repair and maintenance).

24. Landlord reserves the right to exclude from the Building during non-Normal Business Hours, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and Holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

25. Landlord reserves the right, without notice or liability to any tenant, to change the name and street address(es) of the Project.

26. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, stairways, rest rooms or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

27. Tenant and its employees may only park passenger cars, light trucks and motorcycles in the Building parking facilities. No vehicle may remain at the Project for a period of more than seventy-two (72) consecutive hours. Tenant shall not use or permit its employees to use any spaces designated for vanpools, carpools, handicapped or other restricted categories of use, except to the extent an employee is qualified to use such designated spaces.

EXHIBIT C

ADDITIONAL RENT, TAXES, AND INSURANCE

1. Additional Rent. Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Project for each year of the Term exceed the annual Operating Costs per rentable square foot in the Project for the Base Year. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may reasonably estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

2. Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance or repair of the Project or the control of access thereto (in each case together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or repair of the Project or the control of access thereto), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair or replacement of the Project or the control of access thereto; (c) costs for improvements made to the Project which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities; (e) repairs, replacements and general maintenance of the Project, and as to replacements as amortized using a commercially reasonable interest rate over the useful economic life of such replacement as determined by Landlord in its reasonable discretion; (f) fair market rental and other costs with respect to the management office for the Project; (g) service and maintenance contracts with independent contractors for the operation, maintenance, repair or replacement of the Project or the control of access thereto, and (h) a management cost recovery equal to three percent (3%) of all income (excluding such management cost recovery) derived from the Project, including all Rent hereunder, all rent and other payments derived from other tenants in the Building, parking revenues and all other revenues derived from licensees of any other part of or right in the Building or the Project.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or vacant space in the Project; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (9) ground lease rental; (10) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (11) the cost of correcting defects in the construction of the Building or in the Building’s Systems; (12) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors, or agents; (13) salaries of officers and executives of Landlord; (14) advertising costs: (15) capital costs other than as set forth in part (c) or (e) of the first grammatical paragraph of this Section 2; and (16) Landlord’s general overhead expenses not related to the Project.

3. Taxes. Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and transfer fees, estate taxes, federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

4. Insurance. Tenant shall also pay Tenant’s Proportionate Share of any increases in Insurance for each year and partial year falling within the Term over the Insurance for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates; provided, however, notwithstanding the foregoing or anything to the contrary in the Lease, Insurance shall not include the cost of any new type of insurance coverage which is obtained or effected by Landlord during any calendar year or part thereof following the Base Year but which was not obtained or effected during the Base Year unless Landlord adjusts the Base Year to include the cost of such new type of insurance coverage that would have been included in the Base Year had Landlord then maintained such insurance coverage. In addition, Tenant’s Proportionate Share of any deductibles included as “Insurance” hereunder shall be a one-time cost per occurrence (and not amortized) and shall not exceed $97,000.00 in any single calendar year.

5. Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit C, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance as for a default in the payment of Base Rent.

6. Gross-Up. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, any Operating Cost which varies dependent on occupancy for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.

EXHIBIT D

TENANT FINISH-WORK: TENANT PERFORMS TENANT IMPROVEMENTS

(Tenant Performs the Tenant Improvement Work Subject to an Allowance)

1. Acceptance of Premises. Tenant agrees to accept the Premises in their “AS IS” state and condition on the date this Lease is entered into, and to complete the construction of the Premises in accordance with this Exhibit D. Tenant shall secure Landlord’s prior written approval, not to be unreasonably withheld, of all designs, plans, specifications, materials and contractors for Tenant’s Work (as defined below). Subject to Section 6 of this Exhibit, Landlord shall have no obligation to perform any tenant improvement work in the Premises or to fund any such tenant improvements. Prior to any modification of the Premises by or on behalf of Tenant, Tenant shall adhere to the following, Landlord’s construction rules and regulations in effect from time to time, as well as the provisions of Section 8 of the Lease.

2. Space Plans.

(a) Preparation and Delivery. On or before the ninetieth (90th) day following the date of this Lease, Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises by or on behalf of Tenant (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) Business Days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit same to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) Business Days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant of Landlord’s reasonable approval, approval with reasonable conditions or reasonable disapproval of the Space Plans within such five (5) Business Day period, then Tenant shall have the right to provide Landlord with a second written request for approval (a “Space Plans Second Request”) that contains the following statement in bold and capital letters: “THIS IS A SPACE PLANS SECOND REQUEST FOR APPROVAL OF SPACE PLANS PURSUANT TO THE PROVISIONS OF SECTION 2(b) OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FOUR (4) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE SPACE PLANS DESCRIBED THEREIN.” If Landlord fails to respond to such Space Plans Second Request within four (4) Business Days after receipt by Landlord, the Space Plans in question shall be deemed approved by Landlord.

3. Working Drawings.

(a) Preparation and Delivery. Following the date on which the Space Plans are approved by Landlord and Tenant, Tenant shall provide to Landlord for its approval final working drawings based on the approved Space Plans, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises (“Tenant’s Work”); such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws (the “Working Drawings”). At Tenant’s election, Tenant’s Work may include the purchase and installation of a new backup electrical generator (the “Backup Generator”) with a 200 Kw capacity manufactured by either Caterpillar, Onan or Kohler and a OSHA/EPA-approved minimum 150 gallon double-walled belly diesel tank. The installation of the Backup Generator shall include: (A) installation of an integral main circuit breaker for the Backup Generator, (B) testing of the Backup Generator to confirm that it is operational, (C) connecting the Backup Generator to Tenant’s conduit, and (D) installation in a location to be mutually agreed by Landlord and Tenant of an automatic transfer switch for the Backup Generator. Landlord shall have the right to review and approve the Backup Generator specifications and manufacturer warranty (including extended warranty options) provided that such review and approval is received by Tenant no later than the date which is ten (10) Business Days following delivery of the specifications and warranty information to Landlord, which approval shall not be unreasonably withheld. Tenant shall provide Landlord with copies of the shop drawings for the Backup Generator as well as copies of all field and factory tests for the Backup Generator. The Backup Generator shall be for Tenant’s exclusive use. Tenant shall be solely responsible for repairing and maintaining the Backup Generator, including supplying fuel and testing. Tenant shall be responsible, at its sole cost, for obtaining all permits necessary to perform Tenant’s Work including with respect to the Backup Generator.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Working Drawings within ten (10) Business Days after Tenant’s submission thereof. If Landlord disapproves of such Working Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such notice, revise such Working Drawings in accordance with Landlord’s objections and submit the revised Working Drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Working Drawings within five (5) Business Days after its receipt thereof. This process shall be repeated until the Working Drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant of Landlord’s reasonable approval, approval with reasonable conditions or reasonable disapproval of the Working Drawings within such ten (10) Business Day period, then Tenant shall have the right to provide Landlord with a second written request for approval (a “Working Drawings Second Request”) that contains the following statement in bold and capital letters: “THIS IS A WORKING DRAWINGS SECOND REQUEST FOR APPROVAL OF WORKING DRAWINGS PURSUANT TO THE PROVISIONS OF SECTION 3(b) OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE WORKING DRAWINGS DESCRIBED THEREIN.” If Landlord fails to respond to such Working Drawings Second Request within five (5) Business Days after receipt by Landlord, the Working Drawings in question shall be deemed approved by Landlord

4. Change Orders. Tenant may initiate changes in Tenant’s Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however: (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or any of the Building’s Systems (including the Building’s restrooms or mechanical rooms) or (b) the exterior appearance of the Building; or (2) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of Tenant’s Work, furnish Landlord with an accurate architectural “as-built” plan of Tenant’s Work as constructed, which plan shall be incorporated into this Exhibit for all purposes by this reference. If Tenant requests any changes to Tenant’s Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs (as defined below).

5. Excess Costs. The entire cost of performing Tenant’s Work (including the design of Tenant’s Work and the preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 7 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”), shall be paid by Tenant.

6. Test-Fit Allowance. Landlord shall reimburse Tenant for its initial design costs in space planning for the Premises up to, but not exceeding, the amount of $5,500.00 (the “Test-Fit Allowance”). Once the Lease has been fully executed by Landlord and Tenant, the Test-Fit Allowance shall be payable within thirty (30) days after the date on which Tenant delivered to Landlord paid invoices for such design costs.

7. Allowance. Upon and subject to the terms and conditions of this Exhibit, Landlord shall reimburse Tenant for the costs of Tenant’s Work; provided, however, Landlord’s obligation to reimburse Tenant for Tenant’s Work shall be limited to the lesser of (A) actual Total Construction Costs incurred by third parties on behalf of Tenant in its construction of Tenant’s Work; and (B) an amount up to, but not exceeding, $3,418,590.00, based on $35.00 per rentable square foot of the Premises (the “Allowance”). Landlord shall pay the Allowance to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s written request (the “Disbursement Request”) therefor accompanied by partial, conditional lien waivers and copies of invoices from third parties providing services as part of the Tenant’s Work using AIA G701/702/703 documents, disbursed in the following increments:

(a) 20% of the Allowance no earlier than thirty (30) days following the First Access Date to the extent of paid invoices submitted.

(b) 20% of the Allowance no earlier than sixty (60) days following the First Access Date to the extent of paid invoices submitted.

(c) 20% of the Allowance no earlier than ninety (90) days following the First Access Date to the extent of paid invoices submitted.

(d) 25% of the Allowance no earlier than one hundred and twenty (120) days following the First Access Date to the extent of paid invoices submitted.

Each Disbursement Request shall be signed by Tenant’s Representative. Landlord shall have no obligation to disburse any portion of the Allowance if there is an Event of Default outstanding under the Lease until such Event of Default is cured. Each Disbursement Request pursuant to this Section 7 must be accompanied by copies of paid invoices as evidenced by unconditional progress waivers from contractors and subcontractors. Notwithstanding the foregoing, the final disbursement of the remaining 15% of the Allowance shall be disbursed within thirty (30) days after Tenant’s written request therefor once Tenant has substantially completed all of the Tenant’s Work in accordance with the Working Drawings, all building permits issued in connection with the Tenant’s Work, all applicable Laws and the terms and provisions of this Work Letter. Such final Disbursement Request shall be accompanied by: (i) third-party invoices for costs incurred by Tenant in constructing Tenant’s Work; (ii) evidence that Tenant has paid the invoices for such costs; (iii) final, unconditional lien waivers and mechanics’ lien releases from any contractor or subcontractor who has constructed any portion of Tenant’s Work or any materialman who has supplied materials used or incorporated into any portion of Tenant’s Work (if applicable), all such waivers and releases to be in the forms prescribed by California Civil Code Section 3262; (iv) an executed Confirmation of Commencement Date letter in the form attached to this Lease as Exhibit E; and (v) a copy of the certificate of occupancy for the Premises. All bills for Tenant’s Work must be submitted to Landlord within twelve (12) months after the Commencement Date, and Landlord will make no further payments related to Tenant’s Work after such twelve (12)-month period. Any unfunded portion of the Allowance shall be deemed forfeited. Upon written notice delivered to Landlord prior to December 31, 2012, Tenant may elect to use up to $5.00 per rentable square foot of the Premises of the Allowance as a credit against Rent next due under the Lease.

8. Landlord Inspection. Upon reasonable prior notice (which may be oral or written), Tenant shall permit access to the Premises and inspection of the Tenant’s Work by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Tenant’s Work is being planned, constructed and installed and following completion of the Tenant’s Work.

9. Construction. Tenant’s Work shall be performed in a good and workmanlike manner, and in compliance with all applicable Laws, including the Disabilities Acts. Tenant shall be solely responsible to obtain all required construction permits. Any roof penetration shall be performed only by Landlord’s contractor. The insurance and indemnity provisions of the Lease shall expressly apply during any period of construction. Tenant’s finished Work shall be subject to Landlord’s approval and acceptance.

10. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Christine Scheerer
c/o Harvest Properties, Inc.
1300 Island Drive, Suite 100
Redwood City, CA 94065
Telephone: (650) 802-2850 x1003

Tenant’s Representative:	Heather Levinger
Guidewire Software, Inc.
2211 Bridgepointe Parkway, Suite 200
San Mateo, CA 94404
Telephone: (650) 357-5165

c/o Doug Roth
Project Manager
Skyline Partners
Telephone: (650) 924-0757

EXHIBIT E

FORM OF CONFIRMATION OF COMMENCEMENT DATE

                    , 2012

Re:

Office Lease Agreement (the “Lease”) dated as of December 5, 2011, between PARKSIDE TOWERS, L.P., a Delaware limited partnership (“Landlord”), and Guidewire Software, Inc., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is August 1, 2012.

3. Expiration Date. The Term is scheduled to expire on July 31, 2019.

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:

Telephone:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State of California.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

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Sincerely,

[Property Manager]	,
a

By:

Name:

Title:

Agreed and accepted:

GUIDEWIRE SOFTWARE, INC., a Delaware corporation

By:

Name:

Title:

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between PARKSIDE TOWERS, L.P., a Delaware limited partnership, as Landlord, and the undersigned as Tenant, for the Premises on the seventh and eighth floors of the office building located at 1051 East Hillsdale Boulevard, Foster City, California and on the fifth and eighth floors of the office building located at 1001 East Hillsdale Boulevard, Foster City, California, and such buildings are part of the office complex commonly known as Parkside Towers, and hereby certifies as follows:

1. The Lease consists of the original Office Lease Agreement dated as of December 5, 2011 between Tenant and Landlord and the following amendments or modifications thereto (if none, please state “none”):

.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on August 1, 2012, and the Term expires, excluding any renewal options, on July 31, 2019, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

.

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     , 20    . The current monthly installment of Base Rent is $            .

6. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

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9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. To Tenant’s actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                     , 20    .

TENANT:	GUIDEWIRE SOFTWARE, INC.,
a Delaware corporation

By:

Name:

Title:

F-2

EXHIBIT G

RENEWAL OPTION

A. If Tenant has not committed an Event of Default at any time during the Term, and Tenant (or a Permitted Transferee) is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years (the “Renewal Term”), by delivering written notice (the “Renewal Notice”) of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the initial Term. The Base Rent payable for each month during the Renewal Term shall be the Fair Market Rent (as defined below) as of the commencement date of the Renewal Term. Within thirty (30) days after receipt of Tenant’s Renewal Notice, Landlord shall deliver to Tenant written notice of Landlord’s Fair Market Rent proposal for the Renewal Term (“Landlord’s Fair Market Rent Proposal”) and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Within ten (10) days after receipt of Landlord’s Fair Market Rent Proposal, Tenant shall notify Landlord in writing whether Tenant accepts or rejects Landlord’s Fair Market Rent Proposal. If Tenant rejects Landlord’s Fair Market Rent Proposal, then Tenant’s written notice shall include Tenant’s determination of the Fair Market Rent. If Tenant does not deliver Tenant’s written determination of Fair Market Rent to Landlord within ten (10) days after receipt of Landlord’s Fair Market Rent Proposal, then Landlord shall provide Tenant with a second notice (the “Second Notice”) that contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR TENANT’S DETERMINATION OF FAIR MARKET RENT PURSUANT TO EXHIBIT G ATTACHED TO THE LEASE. IF TENANT FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE ACCEPTED LANDLORD’S DETERMINATION OF FAIR MARKET RENT.” If Tenant fails to respond to such Second Notice within five (5) Business Days after receipt by Tenant, then Tenant will be deemed to have accepted Landlord’s Fair Market Rent Proposal. If Tenant and Landlord disagree on the Fair Market Rent, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent. If by that date which is five (5) months prior to the commencement of the Renewal Term (the “Trigger Date”), Landlord and Tenant have not agreed in writing as to the Fair Market Rent, the parties shall determine the Fair Market Rent in accordance with the procedure set forth in Paragraph C below.

B. For purposes of this Exhibit G, the term “Fair Market Rent” shall mean the rental rate for comparable space to be used for office purposes under primary lease (and not sublease) to new tenants, taking into consideration such amenities as existing improvements, location of the premises in the building and the like, situated in comparable office parks in the Foster City metropolitan area, in comparable physical and economic condition, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions, including without limitation, payment of parking charges for parking spaces allocated to the Premises to the extent applicable in the market. Fair Market Rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by the Lease. As used herein, “then-prevailing” shall mean the time period which is five (5) months prior to the commencement of the Renewal Term and not the commencement date of the Renewal Term.

C. If Landlord and Tenant are unable to reach agreement on the Fair Market Rent by the Trigger Date, then within seven (7) days of the Trigger Date, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent for the Renewal Term. If either Landlord or Tenant fails to propose a Fair Market

G-1

Rent, then the Fair Market Rent for the Renewal Term proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Fair Market Rent shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with the remainder of this Paragraph C. Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator either (i) a licensed real estate broker with at least ten (10) years of experience leasing premises in office buildings in the Foster City area or (ii) an independent MAI appraiser with at least five (5) years of experience in appraising office buildings in the Foster City area (a “Qualified Arbitrator”). If the parties cannot agree on a Qualified Arbitrator, then within a second period of seven (7) days, each shall select a Qualified Arbitrator and within ten (10) days thereafter the two appointed Qualified Arbitrators shall select a third Qualified Arbitrator and the third Qualified Arbitrator shall be the sole arbitrator. If one party shall fail to select a Qualified Arbitrator within the second seven (7)-day period, then the Qualified Arbitrator chosen by the other party shall be the sole arbitrator. Within thirty (30) days after submission of the matter to the sole arbitrator, the sole arbitrator shall determine the Fair Market Rent by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The sole arbitrator shall notify Landlord and Tenant of his or her decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him or her, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the sole arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be shared equally by Landlord and Tenant. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

D. On or before the commencement date of the Renewal Term, Landlord and Tenant shall execute an amendment to this Lease prepared by Landlord extending the Term on the same terms provided in this Lease, except as follows:

(i) Base Rent shall be adjusted to the Fair Market Rent (which shall be the rental rate set forth in Landlord’s Fair Market Rent Proposal or the Fair Market Rent determined by mutual agreement or arbitration, as the case may be);

(ii) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(iii) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

E. In the event that Fair Market Rent is not established prior to the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent at the rate in effect immediately prior to the expiration of the initial Term of the Lease and within thirty (30) days of the determination of Fair Market Rent, Landlord and Tenant shall reconcile any difference.

F. Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than pursuant to a Permitted Transfer, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

G-2

EXHIBIT H

RIGHT OF FIRST OFFER

A. Subject to then-existing renewal or expansion options of other tenants (or, even if not a right under such existing tenant’s lease, the renewal of a lease with such existing tenant by Landlord for the subject Offer Space (hereinafter defined)) (“Prior Rights”), if and when any increment of the following spaces become available for leasing (each such increment is referred to herein as the “Offer Space”): (i) those certain premises commonly known as Suite 710E consisting of approximately 18,504 rentable square feet in the 1051 Tower as more particularly shown on Exhibit H-1 attached hereto, (ii) those certain premises commonly known as Suite 500W consisting of approximately 11,227 rentable square feet in the 1001 Tower as more particularly shown on Exhibit H-2 attached hereto, (iii) those certain premises commonly known as Suite 560W consisting of approximately 6,966 rentable square feet in the 1001 Tower as more particularly shown on Exhibit H-3 attached hereto, and (iv) those certain premises commonly known as Suite 700W consisting of approximately 29,468 rentable square feet in the 1001 Tower as more particularly shown on Exhibit H-4 attached hereto, Landlord shall, prior to offering the same to any party (other than tenants with Prior Rights), first offer to lease such space to Tenant by delivery of written notice to Tenant (the “Availability Notice”). Such Availability Notice shall indicate the identity of the subject Offer Space, the approximate date of availability for leasing by Tenant, the rent and tenant improvement allowance, if any, for the subject Offer Space, and any other terms for the leasing of such space that will differ from the terms of this Lease (the “Offer Terms”). The Availability Notice shall also identify Landlord’s determination of the Base Rent for the subject Offer Space for the remainder of the Term based on the Fair Market Rent. The Term for the subject Offer Space shall be coterminous with the Term for the Premises and shall commence upon delivery.

B. Tenant shall have five (5) Business Days from receipt of Landlord’s Availability Notice in which to notify Landlord in writing of Tenant’s decision and/or to negotiate an alternative Base Rent amount. If Tenant accepts Landlord’s proposal, or if the parties mutually agree within said five (5) Business Day period to an alternative proposal, then Landlord and Tenant shall, within fifteen (15) days, execute an amendment to the Lease (prepared by Landlord) incorporating the subject Offer Space into the Premises, setting forth Tenant’s Base Rent and new Proportionate Share and any other adjustments to the Lease negotiated by the parties (or logically necessitated by the addition of the subject Offer Space). If Tenant declines Landlord’s proposal (or otherwise does not reach agreement with Landlord regarding terms for the expansion), or if Tenant does not timely respond to Landlord’s proposal or does not timely execute the lease amendment drafted by Landlord (in all events within ten (10) days of delivery of such amendment to Tenant), then Landlord shall be free to lease the subject Offer Space to any third party or parties on such terms as Landlord may elect in its sole and absolute discretion (a “Third Party Lease”), without any further liability to Tenant with respect to the subject Offer Space unless and until (i) such Third Party Lease for such Offer Space expires or is terminated and (ii) the subject Offer Space thereby becomes available for leasing again during the Term; provided, however, if the net effective rent that Landlord is prepared to accept under a Third Party Lease is greater than seven and one-half percent (7.5%) more favorable than the Offer Terms offered by Landlord to Tenant, then Landlord shall first make an offer of such more favorable terms (the “New Offer Terms”) to Tenant by written notice (the “Additional Notice”) setting forth the New Offer Terms, and Tenant shall have five (5) Business Days from Tenant’s receipt of the Additional Notice to accept the New Offer Terms set forth in the Additional Notice. If Tenant does not timely accept the New Offer Terms set forth in the Additional Notice, then Landlord shall be free to enter into a Third Party Lease for the subject Offer Space on such net

H-1

effective rent which is greater than seven and one-half percent (7.5%) more favorable than the New Offer Terms set forth in the Additional Notice, without any further liability to Tenant with respect to the subject Offer Space unless and until (x) such Third Party Lease for such Offer Space expires or is terminated and (y) the subject Offer Space thereby becomes available for leasing again during the Term.

C. If the Premises are expanded as hereinabove provided, the subject Offer Space shall be delivered to Tenant in its “AS IS” condition, without requirement for any tenant improvement allowance, unless same shall be agreed upon by the parties; provided, however, that Tenant shall have the option of performing tenant improvements in the Offer Space subject to all of the terms and provisions of the Lease.

D. In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant shall indemnify, defend, and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant.

E. Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises other than pursuant to a Permitted Transfer; (3) less than twenty-four (24) months remain in the Term; or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

H-2

EXHIBIT H-1

DIAGRAM OF SUITE 710E SPACE

H-1-1

EXHIBIT H-2

DIAGRAM OF SUITE 500W SPACE

H-2-1

EXHIBIT H-3

DIAGRAM OF SUITE 560W SPACE

H-3-1

EXHIBIT H-4

DIAGRAM OF SUITE 700W SPACE

H-4-1

EXHIBIT I

FORM OF SNDA

RECORDING REQUESTED

SUBORDINATION

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

BY AND WHEN
RECORDED RETURN TO:
Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attn: Associate General Counsel,
Law Department

DEFINED TERMS

Execution Date: As of December , 2011
Beneficiary & Address: Metropolitan Life Insurance Company, a New York corporation, and its affiliates, as applicable 10 Park Avenue Morristown, New Jersey 07962
Attn:	Senior Vice President
Real Estate Investments
with a copy to: Metropolitan Life Insurance Company 425 Market Street, Suite 1050 San Francisco, CA 94105
Attn:	Nathan Elliott
Real Estate Investments
Tenant & Address: Guidewire Software, Inc. 2211 Bridgepointe Parkway Suite 200 San Mateo, CA 94404
Landlord & Address: Parkside Towers, L.P.

c/o Harvest Properties, Inc.

6475 Christie Avenue, Suite 550

Emeryville, CA 94608

Attention: Parkside Towers Property Manager

with a copy to:

Parkside Towers, L.P.

Invesco Real Estate

Three Galleria Tower, Suite 500

13155 Noel Road

Dallas, TX 75240

Attention: Parkside Towers

    Asset Manager

Loan: A first mortgage loan in the original principal amount of $92,000,000.00 from Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of March 13, 2008.

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of March 13, 2008 executed by Landlord, to First American Title Insurance Company as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of December 5, 2011 covering the Premises.
Property: 1001/1051 East Hillsdale Boulevard Foster City, CA 94404 The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease beyond any applicable notice and cure period and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or will be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement. Landlord acknowledges and agrees that Tenant shall not be in default of the Lease for making such payment to Beneficiary upon notice from Beneficiary and that Tenant shall not have any obligation to investigate the accuracy of such notice from Beneficiary.

3. Foreclosure and Sale. In the event of a Foreclosure Sale,

(a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease beyond any applicable notice and cure period, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Beneficiary’s acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord), provided that, Beneficiary shall be responsible for continuing defaults in the nature of repair, maintenance and replacement obligations of Landlord, or providing services by Landlord, as set forth in the Lease; or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord) unless and to the extent actually received by Beneficiary; or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds, reimbursements and the applicable insurance deductible; (ii) except as expressly set forth in the Lease, Tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust by Landlord, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary. Landlord agrees that Tenant shall not be in default of the Lease for making such payment to Beneficiary and not Landlord and further that Tenant shall have no duty to investigate any notice of such default.

6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises.

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability in an amount in excess of $5,000,000 and Tenant’s recourse against Beneficiary shall in no extent exceed the amount of $5,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

10. USA Patriot Act. Tenant hereby represents, warrants and covenants to Beneficiary, that neither Tenant, nor any Guarantor of Tenant’s obligations under the Lease, nor or any person or entity that directly or indirectly, controls either Tenant or any such Guarantor or has an ownership interest in Tenant or such Guarantor of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. The representations, warranties and covenants made by Tenant pursuant to this Section 10 shall be continuing during the term of the Lease and Tenant’s failure to comply with the provisions of this Section 10 shall relieve Beneficiary of any of its obligations pursuant to Section 3(a) hereof. Additionally, Tenant agrees to provide to Beneficiary any information reasonably requested by Beneficiary including without limitation, organizational structural charts, organizational documents, and tax identification numbers which Beneficiary may deem to be necessary in order for Beneficiary to confirm Tenant’s compliance with the provisions of this Section 10.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By

Its

State of

County of

On                     , 2011 before me,                                         , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

TENANT:	GUIDEWIRE SOFTWARE, INC.,
a Delaware corporation

By

Its

State of

County of

On                     , 2011 before me,                                         , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

LANDLORD:	PARKSIDE TOWERS, L.P.,
a Delaware limited partnership

	By:	Harvest Parkside Investors, LLC, a Delaware limited liability company, its General Partner

By:

Name:

Title:

State of

County of

On                     , 2011 before me,                                         , personally appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

PROPERTY DESCRIPTION

Real property in the City of Foster City, County of San Mateo, State of California, described as follows:

PARCEL I:

ALL THAT REAL PROPERTY SITUATE IN THE CITY OF FOSTER CITY, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, BEING FORMER PARCELS 1, 2, 3, 4 AND 5 AS DESCRIBED IN THAT CERTAIN GRANT DEED FROM 1001 E. HILLSDALE, L.L.C. TO GATEWAY PHOENIX ASSOCIATES, L.P., AS DOCUMENT NUMBER 99-196609, RECORDED ON DECEMBER 1, 1999 IN THE OFFICE OF THE RECORDER OF SAN MATEO COUNTY, AND NOW BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LANDS DESCRIBED IN SAID DEED; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LANDS NORTH 35° 08’ 18” EAST, A DISTANCE OF 600.00 FEET TO THE MOST NORTHERLY CORNER OF SAID LANDS; THENCE ALONG THE NORTHEASTERLY LINE SOUTH 54° 51’ 42” EAST, A DISTANCE OF 435.50 FEET; THENCE SOUTH 35° 08’ 18” WEST, A DISTANCE OF 450.00 FEET; THENCE NORTH 54° 51’ 42” WEST, A DISTANCE OF 5.50 FEET; THENCE SOUTH 35° 08’ 18” WEST, A DISTANCE OF 73.25 FEET; THENCE SOUTH 54° 51’ 42” EAST, A DISTANCE OF 5.50 FEET; THENCE SOUTH 35° 08’ 18” WEST, A DISTANCE OF 56.75 FEET TO THE BEGINNING OF A TANGENT CURVE TO THE RIGHT; THENCE ALONG SAID CURVE HAVING A RADIUS OF 20.00 FEET, THROUGH A CENTRAL ANGLE OF 90° 00’ 00”, AN ARC LENGTH OF 31.42 FEET; THENCE NORTH 54° 51’ 42” WEST, A DISTANCE OF 415.50 FEET TO THE POINT OF BEGINNING.

THE ABOVE LEGAL DESCRIPTION IS PURSUANT TO CERTAIN DOCUMENT ENTITLED “NOTICE OF VOLUNTARY MERGER OF PARCELS BY OWNER WITH CITY APPROVAL” AS EVIDENCED BY DOCUMENT RECORDED MAY 14, 2000 AS INSTRUMENT NO. 2000-071800 OF OFFICIAL RECORDS.

PARCEL II:

EASEMENTS FOR PARKING PURPOSES AND FOR INGRESS AND EGRESS, APPURTENANT TO PARCEL I, ABOVE, AS PROVIDED IN THE MUTUAL GRANT OF EASEMENTS AGREEMENT DATED DECEMBER 5, 1980, BY AND BETWEEN COMMUNITY BUILDERS, INC., AND LAUREL PROPERTIES NO. 2, RECORDED DECEMBER 16, 1980, BOOK 8015, PAGE 1469, SERIES NO. 24361-AR, SAN MATEO COUNTY RECORDS, AS AMENDED BY AMENDMENT NO. ONE TO MUTUAL GRANT OF EASEMENTS DATED AUGUST 18, 1981, RECORDED NOVEMBER 2, 1981, SERIES NO. 2791-AT, SAN MATEO COUNTY RECORDS.

APN:    094-524-220-4

JPN NO.:    094-051-512-02A; 094-051-512-04A; 094-051-512-05A; 094-051-512-06A and 094-051-512-07A

EXHIBIT B

In the event of foreclosure of the Deed of Trust, or upon a sale of the Property pursuant to the power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of the foreclosure, the Lease shall be amended as follows:

EXHIBIT J

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Beneficiary:	Issuance Date:

Parkside Towers, L.P. c/o Harvest Properties, Inc. 6475 Christie Avenue, Suite 550 Emeryville, CA 94608 Attention: Parkside Towers Property Manager

with a copy to:

Parkside Towers, L.P.

Invesco Real Estate

Three Galleria Tower, Suite 500

13155 Noel Road

Dallas, TX 75240

Attention: Parkside Towers

Asset Manager

Accountee/Applicant:

Guidewire Software, Inc.

Address

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit no.              in your favor for the account of Guidewire Software, Inc. for an amount not to exceed in the aggregate                                          U.S. Dollars ($            ).

Funds under this credit are available against presentation of this original Letter of Credit and the attached Exhibit A, with the blanks appropriately completed.

This Letter of Credit expires and is payable at the office of                                          [Issuing Bank’s name, address, department, and fax number], on or prior to                     , 20     [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).

It is a condition of this Letter of Credit that the Expiration Date will be automatically extended without amendment for one (1) year from the Expiration Date hereof, or any future Expiration Date, unless at least sixty (60) days prior to any Expiration Date we notify you by registered mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, attention:                                         , and notify                                         , attention:

                                         , in the same delivery method, that we elect not to extend the Expiration Date of this Letter of Credit. Upon your receipt of such notification, you may draw against this Letter of Credit by presentation of this original Letter of Credit and the attached Exhibit B, with the blanks appropriately completed.

Demands presented by fax (to fax number             ) are acceptable; provided that if any such demand is presented by fax, the original Exhibit and Letter of Credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention:                              at                             , on the day of such demand, provided that your failure to provide such telephone notification shall not invalidate the demand.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the same Business Day.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the following Business Day.

This Letter of Credit is transferable without charge to you. Transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.

We hereby engage with you that documents (including fax documents) presented in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is                     , 20    .

Multiple and partial drawings are permitted.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Issuing Bank’s name]

By:

Name:

Title:

Exhibit A

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:	Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of                                          [insert Beneficiary’s name] (hereinafter referred to as “Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No.              in the amount of $             [amount in words U.S. Dollars] pursuant to that certain Lease (the “Lease”) dated December 5, 2011, by and between Landlord and Guidewire Software, Inc., as Tenant.

Drawn under Irrevocable Standby Letter of Credit No.              issued by                              [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:

Name:

Title:

Exhibit B

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:	Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of                                          [insert Beneficiary’s name] (hereinafter referred to as “Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No.              in the amount of $             [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and                              [insert name of Accountee/Applicant] has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of that certain Lease (the “Lease”) dated December 5, 2011 by and between Landlord and Guidewire Software, Inc., as Tenant.

Drawn under Irrevocable Standby Letter of Credit No.              issued by                              [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:

Name:

Title:

Exhibit C

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:	Irrevocable Standby Letter of Credit No.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

Very truly yours,

[Beneficiary’s name]

By:

Name:

Title:

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank]

By:

Name:

Title:

EXHIBIT K

BUILDING NEW INFRASTRUCTURE REQUIREMENTS

ELECTRICAL:	TENANT MAY INSTALL TWO (2) NEW CIRCUIT BREAKERS LOCATED IN THE MAIN ELECTRICAL ROOM.

• TENANT MAY INSTALL A 300 AMP BREAKER, CONNECTED TO TENANT GENERATOR, TO SERVICE 7TH AND 8TH FLOOR EAST.

• TENANT MAY INSTALL A 600 AMP BREAKER TO SERVICE 7TH AND 8TH FLOOR EAST.

•        IF TENANT ELECTS TO INSTALL EITHER OF SUCH BREAKERS, THEN TENANT SHALL ALSO INSTALL, AT TENANT’S SOLE COST, TWO NEW ELECTRICAL METERS TO MEASURE SUCH USAGE AND LANDLORD SHALL BILL TENANT FOR SUCH USAGE AS PROVIDED IN SECTION 7(B) OF THE LEASE.

ROOFTOP 24/7 CHILLER:	IN ADDITION TO THE TWO (2), 3-TON AND TWO (2), 5-TON AC UNITS CALLED OUT IN SECTION 3.(E) OF THE LEASE, TENANT WILL BE PROVIDED AN ADDITIONAL 45 TONS OF CAPACITY CONNECTED TO THE EXISTING 24X7 ROOF TOP CHILLER LOOP.

TENANT DEDICATED COOLING:	TENANT SHALL BE PROVIDED ROOF AREA FOR 20-TONS OF TENANT INSTALLED COOLING EQUIPMENT AND ADDITIONAL ROOF AREA FOR FUTURE COOLING EXPANSION. THIS AREA WILL BE IN AN AGREED UPON LOCATION.

GENERATOR:	TENANT SHALL INSTALL UP TO A 200KW BACKUP GENERATOR.

CONDUIT & RACEWAY:	TENANT SHALL HAVE THE OPTION TO UTILIZE EXISTING EMPTY AND UNUSED CONDUIT FOR NETWORKING CONNECTIVITY, PROVIDED SUCH USE SHALL BE ON AN “AS IS” BASIS. LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY ABANDONED CABLING.

SERVER ROOM:	TENANT HAS THE RIGHT TO ADD/INSTALL SEPARATE FIRE SUPPRESSION SYSTEMS IN THE SERVER ROOM AREAS.

CORE PENETRATIONS:	TENANT HAS THE RIGHT TO CORE DRILL AS NEEDED FOR ELECTRICAL AND TELECOM INFRASTRUCTURE, SO LONG AS SUCH DRILLING DOES NOT CAUSED AN UNREASONABLE LEVEL OF NOISE AND DISRUPTION TO ADJACENT TENANTS INCLUDING LANDLORD’S ABILITY TO REQUIRE THAT SUCH

WORK BE PERFORMED AFTER NORMAL BUSINESS HOURS.

EXHIBIT L

CONDUIT & RACEWAY

EXHIBIT

NETWORK CONDUIT AND RACEWAY N.T.S.

WEST TOWER
1001 E. HILLSDALE BL.
GUIDEWIRE 800W SERVER RM
GUIDEWIRE 550W SERVER RM
GARAGE LEVEL MPOE RM
GARAGE FLOOR LEVEL
DEDICATED CONDUIT (GW)
ACCESSIBLE PULL BOX
GUIDEWIRE DEDICATED CONDUIT RISERS (BOTH BLDGS)
GUIDEWIRE 800 E SERVER RM
GUIDEWIRE 700E SERVER RM
GARAGE LEVEL MPOE RM
EAST TOWER
1051 E. HILLSDALE BL.